UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2015, CenterPoint Energy, Inc. (the “Company”) announced that on January 26, 2015, Mr. Gary L. Whitlock, Executive Vice President and Chief Financial Officer, informed the Company of his intent to retire. Mr. Whitlock will be stepping down from his current position effective March 2, 2015, after which date Mr. Whitlock is expected to remain with the Company as a special advisor to the CEO to ensure an orderly transition of his responsibilities.

On January 27, 2015, the Board of Directors of the Company approved the appointment of Mr. William D. Rogers to the position of Executive Vice President and Chief Financial Officer, effective March 3, 2015. Mr. Rogers will join the Company on February 9, 2015 as Executive Vice President Finance and Accounting to begin the transition process.

Mr. Rogers, 54, has served as Vice President and Treasurer of American Water Works Company, Inc., the largest publicly traded U.S. water and wastewater utility company, from October 2010 to January 2015. Prior to joining American Water, Mr. Rogers was the Chief Financial Officer of NV Energy, Inc., an investor-owned utility headquartered in Las Vegas serving approximately 1.5 million electric and gas customers in Nevada and with annual revenues of approximately $3.0 billion, from February 2007 to February 2010. He had previously served as NV Energy’s vice president of finance, risk and tax, as well as corporate treasurer. Before joining NV Energy in June 2005, Mr. Rogers was a managing director in capital markets at Merrill Lynch and prior to that in a similar role at JPMorgan Chase in New York.

In connection with his appointment, Mr. Rogers will receive a base salary of $410,000 and a sign-on equity incentive award of 18,000 restricted stock units, 10,000 of which will vest on the first anniversary of his employment start date and 8,000 of which will vest on the second anniversary of his employment start date. Mr. Rogers will be eligible to participate in the Company’s compensation and benefits plans and programs for similarly situated executives, including the Company’s change in control plan and incentive plans. The incentive plans include the Company’s Short Term Incentive Plan (“STI”) and the Long Term Incentive Plan (“LTI”). His initial target STI award level will be 75% of base salary and his LTI target will be 140% of base salary.

The selection of Mr. Rogers was not pursuant to any agreement or understanding between him and any other person. There is no family relationship between Mr. Rogers and any director or executive officer of the Company. There are no transactions between Mr. Rogers and the Company that are required to be reported under Item 404(a) of Regulation S-K.

Mr. Rogers holds an MBA in accounting and finance from Duke University. He is also a distinguished graduate of the United States Military Academy with a bachelor’s degree in engineering and economics. Before beginning his finance career, Mr. Rogers served as a captain in the Army Corps of Engineers for five years.

A copy of the press release announcing these management changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release dated January 29, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: January 29, 2015	By:	/s/ Dana C. O’Brien
Dana C. O’Brien
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release dated January 29, 2015